UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 25, 2014 we entered into an Equity Purchase Agreement and a Registration Rights Agreement with Aladdin Trading, LLC (“Aladdin”) in order to establish a source of funding for us. Under the Investment Agreement, Aladdin has agreed to provide us with up to $5,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of the registration statement, we can deliver puts to Aladdin under the Equity Purchase Agreement under which Aladdin will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $5,000,000 less the investment amount received by us from all prior puts, if any. Puts may be delivered by us to Aladdin until the earlier of December 31, 2015 or the date on which Aladdin has purchased an aggregate of $5,000,000 of put shares. The number of shares of our common stock that Aladdin will purchase pursuant to each put notice (“Put Shares”) will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at fifty (50%) of the Market Price for our common stock with Market Price being defined as the volume weighted average trading price for our common stock during the three consecutive trading days immediately following the date of our put notice to Aladdin (the “Pricing Period”). There is no minimum amount that we can put to Aladdin at any one time. On the put notice date, we are required to deliver put shares (“Estimated Put Shares”) to Aladdin in an amount determined by dividing the closing price on the trading day immediately preceding the put notice date multiplied by 50% and Aladdin is required to simultaneously deliver to us the investment amount indicated on the put notice. At the end of the Pricing Period, when the purchase price is established and the number of Put Shares for a particular put is determined, Aladdin must return to us any excess Put Shares provided as Estimated Put Shares or alternatively we must deliver to Aladdin any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period we must also return to Aladdin any excess related to the investment amount previously delivered to us. Pursuant to the Equity Purchase Agreement, Aladdin and its affiliates will not be issued shares of our common stock that would result in Aladdin’s beneficial ownership equaling more than 9.99% of our outstanding common stock. Pursuant to the Registration Rights Agreement, we will be registering 20,000,000 shares of our common stock for issuance to and sale by Aladdin pursuant to the Equity Purchase Agreement. Unless the price of our common stock increases substantially, we will not have access to the full commitment amount under the Equity Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report.

Exhibit Number	Description

10.1	Equity Purchase Agreement between Registrant and Aladdin Trading, LLC dated November 25, 2014

10.2	Registration Rights Agreement between Registrant and Aladdin Trading, LLC dated November 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: December 2, 2014	By:	/s/ Gannon Giguiere
	Name:	Gannon Giguiere
	Title:	CEO and Secretary